Exhibit 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-98402, No. 33-74830, No. 33-108414 and No. 333-13461) of Alliance Semiconductor Corporation of our report dated June 20, 2005, except as to Notes 1d, lr, 2 and 16 as to which the date is August 7, 2006 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
San Jose, California
August 7, 2006